SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)              May 10, 2005
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                     INTERNATIONAL FLAVORS & FRAGRANCES INC.
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               (Exact Name of Registrant as Specified in Charter)


 New York                           1-4858                       13-1432060
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(State or Other Jurisdiction     (Commission                  (I.R.S. Employer
  of Incorporation)               File Number)               Identification No.)


521 West 57th Street, New York, New York                      10019
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(Address of Principal Executive Offices)                   (Zip Code)


Registrant's telephone number, including area code        (212) 765-5500
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         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
         CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01   Regulation FD

         Attached and incorporated herein by reference and being furnished hereby as Exhibit 99.1 is a copy of a press release of International Flavors & Fragrances Inc. ("IFF") dated May 10, 2005, announcing an increase in IFF's quarterly cash dividend and a new share repurchase program of $200 million (approximately 5.3 million shares at the current market price).

Item 9.01.  Financial Statements and Exhibits

(c)      Exhibits

         99.1 Press Release of International Flavors & Fragrances Inc., dated May 10, 2005 relating to quarterly cash dividend and share repurchase program.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                     INTERNATIONAL FLAVORS & FRAGRANCES INC.



Dated:   May 10, 2005             By:  /s/       Dennis M. Meany
                                       ---------------------------------------
                                        Name:    Dennis M. Meany
                                        Title:   Senior Vice President, General
                                                 Counsel and Secretary


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                                  EXHIBIT INDEX

Exhibit No.   Description
-----------   -----------

99.1 Press Release of International Flavors & Fragrances Inc., dated May 10, 2005 relating to quarterly cash dividend and share repurchase program.


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New York, N.Y., May 10, 2005 ---International Flavors & Fragrances Inc. (NYSE:
IFF) ("IFF" or `the Company"), announced today that its Board of Directors had voted to increase the Company's regular quarterly cash dividend by 5.7%, from
17.5 cents to 18.5 cents per share, on the common stock of the Corporation. The cash dividend is payable July 7, 2005 to those who are shareholders of record on June 23, 2005.

The Company also announced that its Board of Directors had authorized a new $200 million share repurchase program which is expected to be completed over the next 24 - 30 months; an existing $100 million authorization, in effect since July 2004, is nearly complete. The new repurchase program represents approximately
5.3 million shares at the current market price. The purchases will be made from time to time on the open market or through private transactions as market and business conditions warrant. Reacquired shares will be available for use under the Company's employee benefit plans and for other general corporate purposes.

Richard A. Goldstein, IFF's Chairman and Chief Executive Officer stated, "I am pleased the Board has taken these decisions. We have made substantial progress in paying down debt and improving our cash flows; these actions reflect our confidence in the Company's long-term growth prospects and our commitment to building shareholder value."

About IFF
IFF is the world's leading creator and manufacturer of flavors and fragrances used in a wide variety of consumer products--from fine fragrances and toiletries, to soaps, detergents and other household products, to beverages and food products. IFF is dedicated to The Pursuit of Excellence in every area of its business, using knowledge, creativity, innovation and technology to continually provide customers with the highest quality products and service and superior consumer understanding. IFF has sales, manufacturing and creative facilities in 31 countries worldwide and annual sales exceeding $2.0 billion. For more information, please visit our Web site at www.iff.com.

Cautionary Statement Under The Private Securities Litigation Reform Act of 1995

Statements in this press release, which are not historical facts or information, are "forward-looking statements" within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management's reasonable current assumptions and expectations. Such forward-looking statements, which may be identified by such words as "expect", "anticipate", "outlook", "guidance", "may" and similar forward-looking terminology, involve significant risks, uncertainties and other factors, which may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements, and there can be no assurance that actual results will not differ materially from management's expectations. Such factors include, among others, the following: general economic and business conditions in the Company's markets, including economic, population health and political uncertainties; interest rates; the price, quality and availability of raw materials; the
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Company's ability to implement its business strategy, including the achievement of anticipated cost savings, profitability and growth targets; the impact of currency fluctuation or devaluation in the Company's principal foreign markets and the success of the Company's hedging and risk management strategies; the impact of possible pension funding obligations and increased pension expense on the Company's cash flow and results of operations; the effect of legal and regulatory proceedings, as well as restrictions imposed on the Company, its operations or its representatives by foreign governments; and the fact that the outcome of litigation is highly uncertain and unpredictable and there can be no assurance that the triers of fact or law, at either the trial level or at any appellate level, will accept the factual assertions, factual defenses or legal positions of the Company or its factual or expert witnesses in any such litigation. The Company intends its forward-looking statements to speak only as of the time of such statements and does not undertake to update or revise them as more information becomes available or to reflect changes in expectations, assumptions or results.

Contact
Douglas J. Wetmore
Senior Vice President and Chief Financial Officer
Phone: 212-708-7145

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